AMENDED AND RESTATED
BY-LAWS
OF
NATIXIS FUNDS TRUST I

(September 23, 2008)

ARTICLE 1
Agreement and Declaration
of Trust and Principal Office

1.1	Agreement and Declaration of Trust.
These Amended and Restated By-Laws shall be subject
to the Third Amended and Restated Agreement and
Declaration of Trust, as from time to time in effect
(the "Declaration of Trust"), of Natixis Funds Trust
I (the "Trust"), the Massachusetts business trust
established by the Declaration of Trust.
1.2	Principal Office of the Trust.  The
principal office of the Trust shall be located in Boston, Massachusetts.
ARTICLE 2
Meetings of Trustees

2.1	Regular Meetings.  Regular meetings of
the Trustees may be held without call or notice at
such places and at such times as the Trustees may
from time to time determine, provided that notice of
the first regular meeting following any such
determination shall be given to absent Trustees.
2.2	Special Meetings.  Special meetings of
the Trustees may be held, at any time and at any
place designated in the call of the meeting, when
called by the Chairman of the Board, if any, the
President, the Treasurer, any Vice President, the
Secretary or an Assistant Secretary or by two or
more Trustees, with sufficient notice thereof being
given to each Trustee by the Secretary or an
Assistant Secretary or by the officer or the
Trustees calling the meeting.
2.3	Notice.  It shall be sufficient notice
to a Trustee of a special meeting to send notice of
the time, date and place of such meeting by (a) mail
or courier at least forty-eight hours in advance of
the meeting; (b) by telegram, telefax, e-mail or by
other electro-mechanical means addressed to the
Trustee at his or her usual or last known business
or residence address (or fax number or e-mail
address as the case may be) at least twenty-four
hours before the meeting; or (c) to give notice to
him or her in person or by telephone at least
twenty-four hours before the meeting.  Notice of a
meeting need not be given to any Trustee if a
written waiver of notice, executed by him or her
before or after the meeting, is filed with the
records of the meeting, or to any Trustee who
attends the meeting without protesting prior thereto
or at its commencement the lack of notice to him or
her.  Except as required by law, neither notice of a
meeting nor a waiver of a notice need specify the
purposes of the meeting.
2.4	Quorum.  At any meeting of the Trustees
a majority of the Trustees then in office shall
constitute a quorum.  Any meeting may be adjourned
from time to time by a majority of the votes cast
upon the question, whether or not a quorum is
present, and the meeting may be held as adjourned
without further notice to any Trustee who was
present at the time of such adjournment; notice of
the time and place of any adjourned session of any
such meeting shall, however, be given in a manner
provided in Section 2.3 of these By-Laws to each
Trustee who was not present at the time of such
adjournment.
2.5	Action by Vote.  When a quorum is
present at any meeting, a majority of Trustees
present may take any action, except when a larger
vote is expressly required by law, by the
Declaration of Trust or by these By-Laws.  Subject
to applicable law, the Trustees by majority vote may
delegate to any one of their number their authority
to approve particular matters or take particular
actions on behalf of the Trust.
2.6	Action by Writing.  Except as required
by law, any action required or permitted to be taken
at any meeting of the Trustees may be taken without
a meeting if a majority of the Trustees (or such
larger proportion thereof as shall be required by
any express provision of the Declaration of Trust or
these By-Laws) consent to the action in writing and
such written consents are filed with the records of
the meetings of the Trustees.  Such consent shall be
treated for all purposes as a vote taken at a
meeting of Trustees.   Written consents of the
Trustees may be executed in one or more
counterparts.  Execution of a written consent or
waiver and delivery thereof to the Trust may be
accomplished by telefax, e-mail or other electro-
mechanical means.
2.7	Presence through Communications
Equipment. Except as required by applicable law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.
ARTICLE 3
Officers

3.1 	Enumeration; Qualification. The
officers of the Trust shall be a President, a Treasurer, a Secretary, an Assistant Treasurer, an
Assistant Secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. If one or more Chairmen of the Board are elected, each such person shall be a Trustee and may, but need not be, a Shareholder, and shall be considered an officer of the Board of Trustees and not of the Trust. Any other officer may be, but none need be, a Trustee or Shareholder. Any two or more offices may be held by the same person.

3.2 	Election and Tenure. The President, the
Treasurer and the Secretary, and such other officers
as the Trustees may in their discretion from time to
time elect shall each be elected by the Trustees to
serve until his or her successor is elected or
qualified, or until he or she sooner dies, resigns,
is removed or becomes disqualified. Each officer
shall hold office and each agent shall retain
authority at the pleasure of the Trustees.
3.3 	Powers. Subject to the other provisions
of these By-Laws, each officer shall have, in addition to the duties and powers herein and set forth in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4 	President and Vice Presidents. The
President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees. Any
Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

3.5 	Chief Executive Officer. The Chief
Executive Officer of the Trust shall be the President or such other officer as is designated as such by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust.

3.6 	Chairman of the Board. If a Chairman of
the Board of Trustees is elected, he or she shall have the duties and powers specified in these By-
Laws and shall have such other duties and powers as may be determined by the Trustees. Except as the Trustees or the By-Laws shall otherwise determine or provide, the Chairman will preside at all meetings of the Shareholders and of the Trustees. Except to the extent the Trustees otherwise determine, if the Chairman is absent for a meeting of the Board of Trustees or if there is no Chairman, either the Chairman of the Contract Review and Governance
Committee or the Chairman of the Audit Committee shall preside, as determined by the Board of Trustees. Except as the Trustees otherwise determine, if the Chairman is absent for a meeting of the Shareholders, the President of the Trust or such other officer of the Trust as is designated by the President shall preside. If the Trustees determine to have two or more Co-Chairmen of the Board, the duties of Chairman (including presiding at meetings of the Trustees) shall be shared among the Co-Chairmen in such manner as the Trustees may from time to time determine.

3.7	Treasurer; Assistant Treasurer. The
Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, administrator or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

Any Assistant Treasurer shall have the duties and powers specified in these By-Laws and may perform such duties of the Treasurer as the Treasurer or the Trustees may assign, and, in the absence of the Treasurer, an Assistant Treasurer may perform all of the duties of the Treasurer.

3.8 	Secretary; Assistant Secretary. The
Secretary or an Assistant Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

Any Assistant Secretary shall have the duties and powers specified in these By-Laws and may perform such duties of the Secretary as the Secretary or the Board of Trustees may assign, and, in the absence of the Secretary, an Assistant Secretary may perform all of the duties of the Secretary.

3.9 	Chief Legal Officer. The Chief Legal
Officer shall, pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, review all reports of potential material violations of securities laws, breach of fiduciary duty or similar violations "up the ladder" to the Funds, evaluate the merits of the reports, and direct investigative next steps as applicable and shall perform such other duties as the Board may from time to time determine.

3.10 	Chief Compliance Officer. The Chief
Compliance Officer shall, pursuant to Rule 38a-1 under the Investment Company Act of 1940, administer the funds' compliance policies and procedures and shall perform such other duties as the Board may from time to time determine.

3.11 	Anti-Money Laundering Officer. The
Anti-Money Laundering Officer will administer the Trust's anti-money laundering compliance activities and shall perform such other duties as the Board may from time to time determine.

3.12 	Resignations; Removals. Any officer may
resign at any time by written instrument signed by him or her and delivered to the Chairman, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4
Committees

4.1	Quorum; Voting.  Except as provided
below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings or in the charter of such committee adopted by the Trustees, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. If a quorum is not otherwise present with respect to a Committee, the Chair of the Board of Trustees will be considered a member of the Committee for purposes of determining whether a quorum is present, but will not be considered a member of the Committee for purposes of determining whether any action has been approved by a majority of the members present. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.
Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings or in the charter of such committee adopted by the Trustees,
Article 2, Section 2.3 of these By-Laws relating to special meetings of the Trustees shall govern the notice requirements for Committee meetings, provided, however, that such notice need be given only to the Trustees who are members of such Committee.

ARTICLE 5
Indemnification

5.1	Trustees, Officers, etc.  The Trust
shall indemnify each of its Trustees and officers
(including persons who serve at the Trust's request
as directors, officers or Trustees of another
organization in which the Trust has any interest as
a shareholder, creditor or otherwise) (hereinafter
referred to as a "Covered Person") against all
liabilities and expenses, including but not limited
to amounts paid in satisfaction of judgments, in
compromise or as fines and penalties, and counsel
fees reasonably incurred by any Covered Person in
connection with the defense or disposition of any
action, suit or other proceeding, whether civil or
criminal, before any court or administrative or
legislative body, in which such Covered Person may
be or may have been involved as a party or otherwise
or with which such Covered Person may be or may have
been threatened, while in office or thereafter, by
reason of any alleged act or omission as a Trustee
or officer or by reason of his or her being or
having been such a Covered Person except with
respect to any matter as to which such Covered
Person shall have been finally adjudicated in any
such action, suit or other proceeding not to have
acted in good faith in the reasonable belief that
such Covered Person's action was in the best
interests of the Trust and except that no Covered
Person shall be indemnified against any liability to
the Trust or its Shareholders by reason of willful
misfeasance, bad faith, gross negligence or reckless
disregard of the duties involved in the conduct of
such Covered Person's office.  Expenses, including
counsel fees so incurred by any such Covered Person
(but excluding amounts paid in satisfaction of
judgments, in compromise or as fines or penalties),
shall be paid from time to time by the Trust to a
Trustee who is not an "interested person" of the
Trust and may be paid from time to time by the Trust
to a Trustee who is an "interested person" of the
Trust or to an officer in advance of the final
disposition of any such action, suit or proceeding
upon receipt of an undertaking by or on behalf of
such Covered Person to repay amounts so paid to the
Trust if it is ultimately determined that
indemnification of such expenses is not authorized
under this Article, provided, however, that either
(a) such Covered Person shall have provided
appropriate security for such undertaking, (b) the
Trust shall be insured against losses arising from
any such advance payments or (c) either a majority
of the disinterested Trustees acting on the matter
(provided that a majority of the disinterested
Trustees then in office act on the matter), or
independent legal counsel in a written opinion,
shall have determined, based upon a review of
readily available facts (as opposed to a full trial
type inquiry) that there is reason to believe that
such Covered Person will be found entitled to
indemnification under this Article.  For purposes of
the determination or opinion referred to in clause
(c), the majority of disinterested Trustees acting
on the matter or independent legal counsel, as the
case may be, shall afford the Covered Person a
rebuttable presumption that the Covered Person has
not engaged in willful misfeasance, bad faith, gross
negligence or reckless disregard of the duties
involved in the conduct of such Covered Person's
office.
5.2	Compromise Payment.  As to any matter
disposed of (whether by a compromise payment,
pursuant to a consent decree or otherwise) without
an adjudication by a court, or by any other body
before which the proceeding was brought, that such
Covered Person has not acted in good faith in the
reasonable belief that such Covered Person's action
was in the best interests of the Trust or is liable
to the Trust or its Shareholders by reason of
willful misfeasance, bad faith, gross negligence or
reckless disregard of the duties involved in the
conduct of his or her office, indemnification shall
be provided if (a) approved, after notice that it
involves such indemnification, by at least a
majority of the disinterested Trustees acting on the
matter (provided that a majority of the
disinterested Trustees then in office act on the
matter) upon a determination, based upon a review of
readily available facts (as opposed to a full trial
type inquiry) that such Covered Person has acted in
good faith in the reasonable belief that such
Covered Person's action was in the best interests of
the Trust and is not liable to the Trust or its
Shareholders by reason of willful misfeasance, bad
faith, gross negligence or reckless disregard of the
duties involved in the conduct of his or her office,
or (b) there has been obtained an opinion in writing
of independent legal counsel, based upon a review of
readily available facts (as opposed to a full trial
type inquiry) to the effect that such Covered Person
appears to have acted in good faith in the
reasonable belief that such Covered Person's action
was in the best interests of the Trust and that such
indemnification would not protect such Covered
Person against any liability to the Trust to which
such Covered Person would otherwise be subject by
reason of willful misfeasance, bad faith, gross
negligence or reckless disregard of the duties
involved in the conduct of his or her office.  Any
approval pursuant to this Section shall not prevent
the recovery from any Covered Person of any amount
paid to such Covered Person in accordance with this
Section as indemnification if such Covered Person is
subsequently adjudicated by a court of competent
jurisdiction to have been liable to the Trust or its
Shareholders by reason of willful misfeasance, bad
faith, gross negligence or reckless disregard of the
duties involved in the conduct of such Covered
Person's office.
5.3	Indemnification Not Exclusive.  The
right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 5, the term "Covered Person" shall include such person's heirs, executors and administrators; and a "disinterested Trustee" is a Trustee who is not an "interested person" of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940 (or exempted from being an "interested person" by any rule, regulation or order of the Securities and Exchange Commission) and against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

ARTICLE 6
Reports

6.1	General.  The Trustees and officers
shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.
ARTICLE 7
Fiscal Year

7.1	General.  The initial fiscal year of
the Trust and/or any Series thereof shall end on such date as is determined in advance or in arrears by the Treasurer or the Trustees and subsequent fiscal years shall end on such date in subsequent years. The Trustees shall have the power and authority to amend the year-end date for the fiscal year of the Trust and/or any Series thereof. The
Trust and any such Series thereof may have different fiscal year-end dates if deemed necessary or appropriate by the Trustees.
ARTICLE 8
Seal

8.1	General.  The seal of the Trust shall
consist of a flat-faced die with the word
"Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.
ARTICLE 9
Execution of Papers

9.1	General.  Except as the Trustees may
generally or in particular cases authorize the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by the Chairman, if any, the President, any Vice
President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.
ARTICLE 10
Issuance of Share Certificates

10.1	Share Certificates.  In lieu of issuing
certificates for shares, the Trustees or the
transfer agent may either issue receipts therefor or
may keep accounts on the books of the Trust for the
record holders of such shares, who shall in either
case be deemed, for all purposes hereunder, to be
the holders of certificates for such shares as if
they had accepted such certificates and shall be
held to have expressly assented and agreed to the
terms of this Article 10.
The Trustees may at any time authorize the issuance
of share certificates.  In that event, each
shareholder shall be entitled to a certificate
stating the number of shares owned by him or her, in
such form as shall be prescribed from time to time
by the Trustees.  Such certificates shall be signed
by the President or any Vice President and by the
Treasurer or any Assistant Treasurer.  Such
signatures may be a facsimile if the certificates
are signed by a transfer agent or registrar, other
than a Trustee, office or employee of the Trust.  In
case any officer who has signed or whose facsimile
signature has been placed on such certificate shall
cease to be such officer before such officer is
issued, it may be issued by the Trust with the same
effect as if he or she were such officer at the time
of its issue.
10.2	Loss of Certificates.  In case of the
alleged loss or destruction or the mutilation of a
share certificate, a duplicate certificate may be
issued in place thereof, upon such terms as the
Trustees shall prescribe.
10.3	Issuance of New Certificates to
Pledgee.  A pledgee of shares transferred as
collateral security shall be entitled to a new
certificate if the instrument of transfer
substantially describes the debt or duty that is
intended to be secured thereby.  Such new
certificate shall express on its face that it is
held as collateral security, and the name of the
pledgor shall be stated thereon, who alone shall be
liable as a shareholder and entitled to vote
thereon.
10.4	Discontinuance of Issuance of
Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of shares in the Trust.

ARTICLE 11
Provisions Relating to the
Conduct of the Trust's Business

11.1	Determination of Net Income and Net
Asset Value Per Share.  The Trustees or any officer
or officers or agent or agents of the Trust
designated from time to time for this purpose by the
Trustees shall determine at least once daily the net
income and the value of all the assets attributable
to any class or series of shares of the Trust on
each day on which the New York Stock Exchange is
open for unrestricted trading and at such other
times as the Trustees shall designate.  The net
income and net asset value per share of each class
and each series of shares of the Trust shall be
determined in accordance with the Investment Company
Act of 1940 and the rules and regulations thereunder
and any related procedures and/or policies of the
Trust, or an officer or officers or agent or agents,
as aforesaid, as adopted or authorized by the
Trustees from time to time.
11.2	Voting Power.  Each whole share shall
be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote.



ARTICLE 12
Shareholders' Voting Powers and Meetings

12.1	Record Dates.  For the purpose of
determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any distribution, and in such case only shareholders of record on such record date shall have the right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any of such period.
ARTICLE 13
Amendments to the By-Laws

13.1	General.  These By-Laws may be amended
or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by written consent in lieu thereof.
ARTICLE 14
Proxy Instructions

14.1	Proxy Instructions Transmitted by
Telephonic or Electronic Means. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

77Q1(a) - NF I.DOC	-10-
Exhibit 77Q1(a)



77Q1(a) - NF I.DOC